Exhibit 10.6

Amendment No.1 to the Promissory Note

This Amendment No.1 (this “Amendment”) to that certain Promissory Note, dated as of June 13, 2025 (as amended, the “Note”) by and between Thunderstone Acquisition Corp, a Cayman Islands exempted company (the “Maker”) and Thunderstone LTD., a British Virgin Islands BVI Business Company, or its registered assigns or successors in interest (the “Payee”), is made and entered into as of November 27, 2025.

WHEREAS, the Payee made a loan to the Maker in the original principal amount of Three Hundred Fifty Thousand U.S. Dollars ($350,000) as evidenced by the Note; and

WHEREAS, the parties now desire to amend the provisions of the Note and make certain other agreements as set forth herein.

NOW, THEREFORE, in consideration of the covenants set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Modifications to the Note.

(a) The principal amount of the Note shall be increased from Three Hundred Fifty Thousand U.S. Dollars ($350,000) to Eight Hundred Thousand U.S. Dollars ($800,000), and all references to the principal amount in the Note shall be deemed amended accordingly.

(b) The first paragraph of the Note is hereby amended and restated in its entirety as follows (added text shown as double underlined, deleted text shown as ~~struck through~~):

“Thunderstone Acquisition Corp, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of Thunderstone LTD., a British Virgin Islands BVI Business Company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to ~~THREE HUNDRED FIFTY~~EIGHT HUNDRED THOUSAND DOLLARS (U.S.$~~350,000~~800,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.”

(c) Section 1 of the Note is hereby amended and restated in its entirety as follows (added text shown as double underlined, deleted text shown as ~~struck through~~):

“Principal. The principal balance of this Note shall be payable by the Maker on the earlier of: (i) ~~31st December 2025~~February 28, 2026 or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”), unless accelerated upon the occurrence of an Event of Default (as defined below). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.”

(d) Section 3 of the Note is hereby amended and restated in its entirety as follows (added text shown as double underlined, deleted text shown as ~~struck through~~):

“3. Drawdown Requests. Maker and Payee agree that Maker may request up to ~~THREE HUNDRED FIFTY~~EIGHT HUNDRED THOUSAND DOLLARS (U.S.$~~350,000~~800,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time prior to the earlier of: (i) ~~31st December 2025~~February 28, 2026 or (ii) the date on which Maker consummates an initial public offering of its securities, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is ~~THREE HUNDRED FIFTY~~EIGHT HUNDRED THOUSAND DOLLARS (U.S.$~~350,000~~800,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.”

2. Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

3. Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4. Full Force and Effect. Except as expressly amended by this Amendment, the Note shall continue in full force and effect in accordance with the provisions thereof. In the event of any conflict or inconsistency between the terms and conditions of the Note and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

5. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment, as of the date and year first above written.

Thunderstone Acquisition Corp

By:	/s/ Xunlei Lu
Name:	Xunlei Lu
Title:	Authorized Signatory

Thunderstone LTD.

By:	/s/ Xunlei Lu
Name:	Xunlei Lu
Title:	Authorized Signatory